UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2018

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

6801 Rockledge Drive
Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Vicki A. Hollub to the Board of Directors

On June 26, 2018, the Board of Directors of Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) elected Ms. Vicki A. Hollub as a director of the Corporation, effective July 2, 2018. Ms. Hollub will serve on the Corporation's Management Development and Compensation Committee and Nominating and Corporate Governance Committee.

The Board of Directors determined that Ms. Hollub is an "independent director" in accordance with the New York Stock Exchange listing standards, the rules and regulations of the Securities and Exchange Commission ("SEC") and the Corporation's corporate governance guidelines.

Ms. Hollub, age 58, is President and Chief Executive Officer of Occidental Petroleum Corporation, an international oil and gas exploration and production company. She assumed this role in April 2016 and has been a member of Occidental Petroleum Corporation's Board of Directors since 2015. Prior to that, Ms. Hollub served in the following roles: President and Chief Operating Officer of Occidental Petroleum Corporation from 2015 to 2016; Senior Executive Vice President, Occidental Petroleum Corporation and President, Oxy Oil and Gas during 2015; Executive Vice President, Occidental Petroleum Corporation and President, Oxy Oil and Gas -- Americas from 2014 to 2015; Vice President, Occidental Petroleum Corporation and Executive Vice President, U.S. Operations, Oxy Oil and Gas from 2013 to 2014; and Executive Vice President, California Operations from 2012 to 2013. Ms. Hollub joined Occidental Petroleum Corporation more than 30 years ago and has held a variety of management and technical positions.

For her service on the Board of Directors, Ms. Hollub will receive the Corporation's standard compensation for non-employee directors. A description of such standard compensation arrangement is filed as Exhibit 10.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 24, 2017 and incorporated herein by reference. Equity grants to Ms. Hollub will be made in accordance with the Lockheed Martin Corporation Amended and Restated Directors Equity Plan, a copy of which is filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed with the SEC on April 26, 2018 and incorporated herein by reference. Ms. Hollub is also eligible to defer up to 100% of her cash fees into the Lockheed Martin Corporation Directors Deferred Compensation Plan, as amended (the "Directors Deferred Compensation Plan"). Deferred amounts earn interest at a rate that tracks the performance of investment options available under the Corporation's employee nonqualified deferred compensation plans or the Corporation's common stock (with dividend reinvested), at the director's election. A copy of the Directors Deferred Compensation Plan is filed as Exhibit 10.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2008 (Commission File No. 001-11437) and is incorporated herein by reference.

Ms. Hollub will also be covered by the Corporation's standard indemnification agreement with directors which the Corporation enters into with all directors. A copy of the form of indemnification agreement is filed as Exhibit 10.34 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2009 (Commission File No. 001-11437) and is incorporated herein by reference.

A copy of the press release announcing the election of Ms. Hollub is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Lockheed Martin Corporation dated June 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION
(Registrant)

Date: June 26, 2018	By:	/s/ Marian S. Block
Marian S. Block
Vice President and Associate General Counsel